UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: November 8, 2021

HORACE MANN EDUCATORS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10890	37-0911756
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715‑0001
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 217‑789‑2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	HMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 5, 2021, the Board of Directors of Horace Mann Educators Corporation (“Horace Mann” or the “Company”) appointed Thomas A. Bradley to the Board of Directors, effective immediately. In connection with Mr. Bradley’s appointment, the Board has appointed him to the Company’s Audit Committee. Mr. Bradley was nominated by the Company's Nominating and Corporate Governance Committee (the “Committee”) after a thorough review of all of the candidates' backgrounds and relevant experience.
Mr. Bradley currently serves as Chairman of the Board of Argo Group International Holdings, Ltd., and previously served on the Board of Directors of Nuveen Investments, Inc. He retired as executive vice president and CFO of Allied World Assurance Company Holdings, AG, in 2017. He brings a wealth of insurance industry and financial services experience to the Horace Mann Board, including senior financial and operational roles at Zurich Insurance Group, Fair Isaac Corporation and the St. Paul Companies.
Mr. Bradley will participate in the Company's non-employee director compensation program. A complete description of the Company’s current non-employee director compensation program is set forth in the Company’s 2021 Proxy Statement, which is incorporated herein by this reference.

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit 99.1	Horace Mann Educators Corporation news release dated November 8, 2021.

	Exhibit 104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Donald M. Carley
	Name:	Donald M. Carley
	Title:	Executive Vice President, General Counsel
and Corporate Secretary

Date: November 8, 2021
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